Exhibit 99.1

GAP INC. ANNOUNCES AN ADDITIONAL $500 MILLION FOR

SHARE REPURCHASE PROGRAM

- Program Since October 2004 Reaches $3.0 Billion -

SAN FRANCISCO — July 20, 2005 — Gap Inc. (NYSE:GPS) today announced the company’s Board of Directors has authorized an additional $500 million for its share repurchase program, effective immediately. Shares may be repurchased over the next 12 months.

Under the now completed $1.5 billion share repurchase program authorized in February 2005, the company has repurchased about 71 million shares. Since October 2004 through July 18, 2005, the company has repurchased a total of about 119 million shares for about $2.5 billion. Taking into account share repurchases through July 18, the company expects fully diluted weighted average shares to be about 910 million for the second quarter of fiscal 2005. The share authorizations since October 2004, totaling $3.0 billion with today’s announcement, underscore the company’s continued confidence in the long-term growth prospects of its business.

“We’re pleased to extend our share repurchase program to $3 billion,” said Gap Inc. President and CEO Paul Pressler. “We remain committed to returning excess cash to shareholders while maintaining a strong balance sheet.”

As with the previous share repurchase program, the company may repurchase shares of its common stock on the open market at times and prices considered appropriate by management. Repurchasing may take place through brokers and dealers or in privately negotiated transactions with nonaffiliated stockholders, and may be made under a Rule 10b5-1 plan.

Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include, without limitations, statements regarding: (i) executing our share repurchase program; and (ii) fully diluted weighted average shares for the second quarter of fiscal 2005.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the highly competitive nature of the company’s business in the U.S. and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors;

the risk that the company will be unsuccessful in identifying and negotiating new store locations effectively; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives; the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs and structure in future periods; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or IT systems changes may disrupt the company’s supply chain or operations; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims and audits; any of which could impact net sales, costs and expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005. Readers should also consult the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005.

Future economic and industry trends that could potentially impact net sales and profitability are difficult to predict. These forward-looking statements are based on information as of July 19, 2005, and the company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Investor Relations:	Media Relations:
Mark Webb	Kris Marubio
415-427-2161	415-427-1798